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                                                                EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") effective the 1st day of January, 1996 by and between CRAGAR INDUSTRIES, INC., ("Employer"), a Delaware corporation, and Tony Barrett ("Employee").

         WHEREAS, Employer is a corporation, duly organized, incorporated and existing under and by virtue of the laws of the State of Delaware, that conducts its business primarily in the manufacture and sale of automotive wheels and wheel accessories (defined as steel, composite and aluminum wheels for automobiles, racing vehicles and other vehicles for both on and offroad operation) and,

         WHEREAS, Employer and Employee desire to enter into this Agreement to provide for the employment of Employee and to set forth the rights and duties of the parties hereto.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, acknowledged by the parties to be adequate and sufficient, the parties hereto intending to be legally bound agree as follows:

         1.       Employment and Duties:

                  a) Employer hereby employs Employee, and Employee hereby accepts such employment, to render services in the name of and for the benefit of Employer, including but not limited to the overall operation of Employer's business, which manufactures and sells automotive wheels and related products throughout the World. Exhibit "A", hereof, further describes Employee's present position and work responsibilities on behalf of Employer; however, these responsibilities are subject to change by the Employer.

                  b) At all times Employee is to promote Employer's interest.

                  c) Employer will provide Employee with the necessary work space, support staff, supplies, stationery and business cards.

         2.       Term

         This Agreement shall commence on January 1, 1996 and shall continue thereafter until terminated as herein provided.

         3.       Termination of the Agreement

                  a) Employer may terminate this Agreement, at will and without notice, with or without cause at any time within the first ninety (90) days of Employee's employment.

                  b) After Employee's probationary period as set forth in 3(a) above, Employee's employment shall continue to be at will. Employer may terminate this Agreement at any time upon not less than thirty-days advanced written notice to Employee, with or without cause, for any reason whatsoever. The


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                  decision to require Employee to report to work after receiving notice is left entirely to Employer's discretion.

                  c) This Agreement shall terminate immediately upon the happening of any of the following events, which ever shall occur first:

                                    i) expulsion, suspension or other
                           disciplinary action taken against Employee by the final action of any state or federal regulatory body or professional or scientific organization;

                                    ii) death of Employee; in the event of the
                           death of the Employee, his legal representative shall be entitled to receive his compensation for the period of employment to the date of death;

                                    iii) inability to perform the essential
                           functions of his job with or without reasonable accommodation and after exhausting any and all rights to leave that may exist.

         4.       Exclusive Service:

         Employee shall devote his full working time and attention to the business of Employer. During the term of this Agreement, Employee shall not directly or indirectly, unless specifically authorized in writing by the Employer, render services to or for any person or firm or engage in any business or service that competes with the interests of Employee. Employee shall have no authority to enter into contracts or agreements binding Employer or to create obligations on the part of employer, except as specifically authorizes by the Board of Directors of Employer or the President.

         5.       Compensation:

         Employee shall be compensated for services rendered as set forth on Exhibit "B".

         6.       Restrictive covenant; Trade Secrets:

         In consideration of both Employer's hiring of Employee, the payments made to Employee under this Agreement, as well as the wide access Employer grants to Employee to review and become familiar with Employer's business, including certain valuable trade secrets and, in view of other consideration, Employee hereby covenants and agrees as part of and ancillary to this Agreement, that Employee, for a reasonable period of time after termination of this Agreement, whether with or without cause, shall not for any reason directly or indirectly, by any means or device whatsoever, for himself or on behalf of, or in conjunction with any person, partnership or corporation. do any one or more of the following:

                  a) induce, entice, or hire, or attempt to hire or employ any employee of Employer;


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                  b) compete with Employer or solicit any customers of employer in the products and services provided by Employer, or engage directly or indirectly, in the business of manufacturer and/or importing to distribute Automotive wheels or accessories. Directly or indirectly engaging in the business of Automotive wheels or in any competitive business shall include, but not be limited to, engaging directly or indirectly in business as owner, partner, or agent, or an employee of or consultant to any person, firm, corporation, or other entity engaged in such business, or in being interested directly or indirectly in any such business, or in being interested directly or indirectly in any such business conducted by any person, firm, corporation, or other entity.

         Employee and Employer hereby expressly agree that "a reasonable period of time" as used within this Paragraph 6(a), shall be one year.

         Employee and Employer hereby expressly agree that "a reasonable period of time" as used within this paragraph 6(b), shall be one year from the date of the last payment for any purpose from Employer to Employee.

         Employee and Employer hereby agree that the geographic restriction for the covenant not to compete in this paragraph 6 shall be Ohio, California, North Carolina, Michigan, Arkansas, Tennessee, Texas, Kansas, Missouri, New York, New Jersey, and Florida.

         Employer and Employee agree that the covenant set forth in paragraphs 6
         (a) and 6 (b) shall accrue to the benefit of Employer, irrespective of the reason for termination of this Agreement and the corresponding employment relationship created herein or Employee's performance hereunder.

         In connection with the limited protection afforded Employer by the ancillary covenants contained within paragraphs 6(a) and 6(b), Employee recognizes that Employer's need for the covenants is based on the following:

                  a) Employer has expended and will continue to expand substantial time, money and effort in developing (i) a valuable list of customers and (ii) information about technical problems, purchasing and sales;

                  b) Employee will, in the course of his employment, be personally entrusted with and exposed to Employer's trade secrets;

                  c) Employer during the term of this Agreement and after its termination, will be engaged in a highly competitive industry in which many firms, including Employer, compete;

                  d) Employer sells its products throughout the world;

                  e) Employer, pursuant to acquiring certain patents, technology and associated trade secrets and know-how, will further develop its product line;


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                  f) Employee could, after having access to Employer's financial records, contracts, patents, technology and associated trade secrets and know-how, perform his obligations under this Agreement, and receive training by and experience with Employer, and after reviewing Employer's trade secrets, become a Competitor; and

                  g) Employer will suffer great loss and irreparable harm if Employee were to terminate his employment and thereafter enter directly or indirectly, into competition with Employer.

         7.       Confidential Information:

         Employee agrees that he will not, during or after his term of employment with Employer, reveal, divulge, furnish, use to his own advantage or the advantage of any other person or business enterprises, or make accessible or known in any manner, any confidential information or confidential records pertaining to the Employer's business, including, without limitation, information regarding:

                  i) customers or potential customers of Employer;

                  ii) employees and associates of Employer;

                  iii) training programs of Employer,

                  iv) formulas, patterns, devices, inventions, processes, designs, specifications and suppliers; or

                  v) other proprietary, confidential or secret information relating to the business, products, activities or operating aspects of Employer (hereinafter collectively the Confidential Information") to which he has access or which he develops during the course of his services hereunder, or under any prior agreement between the parties, to any person not authorized by Employer.

         Employee understands that Confidential Information is information not generally available to the public concerning the business and affairs of Employer which Employer desires to keep secret; and includes all records not generally available to the public containing information concerning the business and affairs of Employer regardless of the media used to create the records, which records Employer desires to keep secret. All files, records, designs, documents, drawings, specifications, equipment, and similar items relating to the business of Employer, whether prepared by Employee or otherwise coming into his possession, shall remain the exclusive property of Employer and shall not be removed from the premises of Employer under any circumstances whatsoever without the prior written consent of Employer, except in the normal course of business.

         In the event that Employee violates the terms of this Paragraph 6 or 7, Employer, shall be entitled to obtain injunctive relief to prohibit Employee from such practices and seek or request money damages for any injury to Employer resulting from such

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         competition.

         8.       Amendment; Binding Effects:

         This Agreement constitutes the entire understanding between the parties, and the same shall not be changed, modified or altered unless it is done in writing and signed by both Employer and Employee. This Agreement shall be construed and regulated, and its validity and effect shall be determined, according to the laws of the State of Arizona. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Notwithstanding the above, the court shall have the authority to modify this agreement to make it enforceable. This Agreement shall be binding upon the parties hereto, there respective heirs, executors, administrators, successors and assigns. Whenever any particular gender is used in this Agreement, it shall be deemed to include any other gender, and the singular and the plural shall be deemed to be interchangeable, when the meaning and context so requires.

         Any part of this Agreement may be modified by written amendment or modification of this Agreement shall be deemed to be effective unless or until executed in writing by the parties hereto with the same formality attending execution of this Agreement.

         9.       Waiver:

         The waiver by Employer of it breach of any provision of this Agreement by Employee and/or the waiver by Employee of a breach of any provision of this Agreement by Employer, shall not operate or be construed as a waiver of any subsequent or additional breach by either party.

         10.      Assignment:

         The rights and obligations of Employer and Employee under this Agreement are of a personal nature and, therefore, this Agreement and the rights and obligations of the parties hereto are not assignable by either party.

         11.      Notice:

         Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and shall be deemed to have been given at the time when sent by certified mail, return receipt requested, addressed to the address of the respective parties below:

                  a)       To the Employer:          Cragar Industries, Inc.
                                                     Att: Michael L. Hartzmark
                                                     President
                                                     4636 North 43rd Avenue
                                                     Phoenix, Arizona 95031


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                           With a copy to:       Snell & Wilmer
                                                 Att: Becky Winterscheidt, Esq.
                                                 One Arizona Center
                                                 Phoenix, Arizona 85004-0001

                  b)       To the Employer:      Tony Barrett
                              Address:

         provided, however, that any notice of change of address shall be effective only upon receipt.

         12.      Severability:

         The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable shall, nevertheless, be binding and enforceable..

         13.      Captions:

         The captions of this Agreement are for reference only and do not affect the meaning of any term or provision herein.

         IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by an officer duly authorized to execute the same and Employee has signed this Agreement this 1st day of January, 1996, at 5:24 pm.

                                  EMPLOYER:
                                  CRAGAR Industries, Inc.


                                  BY:         Michael L. Hartzmark
                                      -----------------------------------
                                      Michael L. Hartzmark, President/CEO


                                  EMPLOYEE:

                                                 Tony Barrett
                                   ----------------------------------------
                                   Tony Barrett, Vice President, Operations

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